                            SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                         [AMENDMENT NO................]

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12
[ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

                          Coast Dental Services, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No Fee Required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:


                 -------------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:


                 -------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:


                 -------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:


                 -------------------------------------------------------------

         5)      Total fee paid:


                 -------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 -------------------------------------------------------------
         2)      Form Schedule or Registration Statement No.:

                 -------------------------------------------------------------
         3)      Filing Party:

                 -------------------------------------------------------------
         4)      Date Filed:

                 -------------------------------------------------------------

                                  [COAST LOGO]



                          COAST DENTAL SERVICES, INC.
                        6200 COURTNEY CAMPBELL CAUSEWAY
                                   SUITE 690
                             TAMPA, FLORIDA  33607


                                                                    May 30, 1997

Dear Stockholder:

         You are cordially invited to attend the 1997 Annual Meeting
(the "Meeting") of stockholders of Coast Dental Services, Inc. (the "Company"). The Meeting will be held June 20, 1997 at 9:30 a.m., Eastern Daylight Savings Time, at the Hyatt Regency Westshore, located at 6200 Courtney Campbell Causeway, Tampa, Florida 33607.

         The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors, a proposal to amend the Company's Stock Option Plan and a proposal to ratify the appointment of the Company's independent certified public accountants. We will also report on the progress of the Company and comment on matters of current interest.

         It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

         If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

         Your Board of Directors and management look forward to greeting you personally at the Meeting.

                                        Sincerely,



                                        /S/ Terek Diasti
                                        ---------------------------------
                                        TEREK DIASTI
                                        Chairman of the Board and Chief
                                        Executive Officer

                                  [COAST LOGO]

                          COAST DENTAL SERVICES, INC.
                        6200 COURTNEY CAMPBELL CAUSEWAY
                                   SUITE 690
                             TAMPA, FLORIDA  33607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             FRIDAY, JUNE 20, 1997


         Notice is hereby given that the Annual Meeting of stockholders of Coast Dental Services, Inc. (the "Company"), a Delaware corporation, will be held at the Hyatt Regency Westshore, located at 6200 Courtney Campbell Causeway, Tampa, Florida 33607, on June 20, 1997, at 9:30 a.m., Eastern Daylight Savings Time (the "Meeting") for the following purposes:

                 1. To elect three Directors to serve until the Annual Meeting in 2000 and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

                 2. To consider and vote upon a proposal to amend the Company's Stock Option Plan;

                 3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1997; and

                 4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 1996 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on Tuesday, May 20, 1997 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

         Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or broker statement evidencing your beneficial ownership of Company stock.

                                        By order of the Board of Directors

                                        /S/ Joseph R. Smith
                                        -------------------------------------
                                        JOSEPH R. SMITH,
                                        Secretary
Tampa, Florida
May 30, 1997

                          COAST DENTAL SERVICES, INC.
                        6200 COURTNEY CAMPBELL CAUSEWAY
                                   SUITE 690
                             TAMPA, FLORIDA  33607

                                PROXY STATEMENT




         This Proxy Statement is furnished by the Board of Directors and management of Coast Dental Services, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 1997 Annual Meeting of Stockholders, which will be held at 9:30 a.m. Eastern Daylight Savings Time on Friday, June 20, 1997 at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida 33607 (the "Meeting"). The Meeting is the Company's first since the completion of its initial public offering of Common Stock on February 11, 1997, (the "Offering").

         Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is May 30, 1997.

         The close of business on Tuesday, May 20, 1997, has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting (the "Stockholders"). As of April 25, 1997, 5,699,068 shares of the Company's Common Stock, par value $.001 per share, were issued and outstanding. Each Stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on Tuesday, May 20, 1997, on all matters that come before the Meeting.

1.  ELECTION OF DIRECTORS

         There are currently five seats on the Board of Directors of the Company, with no vacancies. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of stockholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The term of office of three of the Company's current five Directors, Messrs. Terek Diasti, John H. Kang and Donald R. Millard, will expire at the Meeting. The Board of Directors recommends that these Directors be elected at the Meeting to hold office until the Company's annual meeting in 2000 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RE-ELECTION OF MESSRS. DIASTI, KANG AND MILLARD AS DIRECTORS, TO SERVE TERMS AS DESCRIBED ABOVE. For further information on such nominees see "Management - Directors and Executive Officers" and " - Security Ownership of Management and Others". Stockholders may vote for up to three nominees and the affirmative vote of holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Meeting is required to elect each nominee. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. Stockholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Terek Diasti and Joseph R. Smith, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The following table sets forth (i) the names and ages of the Directors and executive officers of the Company and the positions they hold with the Company and (ii) the names and ages of the nominees for Director listed herein. Executive officers serve at the pleasure of the Board of Directors.

                                                                                             Directors Term
                                                                                             --------------
            Name                              Age  Position                                      Expires
            ----                              ---  --------                                      -------

            Terek Diasti, DVM(1)  . . . . .   38   Chief Executive Officer, Chairman of the
                                                   Board, Director and a member of the
                                                   Compensation and Executive Committees          1997
            Adam Diasti, DDS  . . . . . . .   36   President, Chief Operating Officer,
                                                   Dental Director and Director                   1998
            Joseph R. Smith, CPA  . . . . .   44   Chief Financial Officer, Secretary,
                                                   Treasurer, Director and a member of the
                                                   Audit and Executive Committees                 1999
            Tim Diasti  . . . . . . . . . .   28   Vice President of Operations
            Elizabeth Szeltner  . . . . . .   36   Controller
            John H. Kang(1) . . . . . . . .   34   Director and a member of the Audit and
                                                   Compensation Committees                        1997
            Donald R. Millard(1)  . . . . .   48   Director and a member of the Audit and
                                                   Compensation Committees                        1997
----------------------------

(1)  Directors currently nominated for re-election.

         TEREK DIASTI, DVM, CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE BOARD, AND DIRECTOR. Dr. Diasti is a founder of the Company and has served as Chairman of the Board of the Company since 1992. From 1989 to 1993, Dr. Diasti operated and managed Lakeside Animal Hospital, Avalon Animal Hospital, Country Oaks Animal Hospital and Northdale Animal Hospital, all of which are veterinary hospitals in the Tampa Bay area. While at the veterinary hospitals, Dr. Diasti was engaged in the development internal managerial and operational programs. Dr. Diasti received his Doctorate of Veterinary Medicine from Purdue University. Dr. Diasti is the brother of Dr. Adam Diasti and Tim Diasti.

         ADAM DIASTI, DDS, PRESIDENT, CHIEF OPERATING OFFICER, DENTAL DIRECTOR AND DIRECTOR. Dr. Diasti is a founder of the Company and has served as the President of the Company since its inception. Dr. Diasti is also the founder, president, director and sole shareholder of the Coast Florida P.A. From May 1991 to May 1992, he managed and operated the Sarasota Walk In Dental Clinic, a group practice of three dentists and denture laboratory in Sarasota, Florida. Prior to May 1991, Dr. Diasti worked as a dentist in a large group practice of 18 offices known as Quality Dental in Newman Grove, Nebraska. He served as the Dental Operations Manager of Quality Dental. Dr. Diasti has a Doctorate of Dental Surgery from Creighton University in 1990 and is a member of the American Dental Association. Dr. Diasti is the brother of Dr. Terek Diasti and Tim Diasti.

         JOSEPH R. SMITH, CHIEF FINANCIAL OFFICER, SECRETARY, TREASURER AND DIRECTOR. Mr. Smith, a Certified Public Accountant, joined Coast Dental as its Chief Financial Officer in February 1996. He was elected as a director of the Company in September 1996. Prior to joining Coast and since 1985, he was a partner with Deloitte & Touche LLP, in the Central Florida practice where he most recently served as the partner in charge of middle market services for Central Florida and the partner in charge of services to the Retail industry for the Florida region. Mr. Smith graduated with a Bachelor of Science in Accounting in 1975 from the University of Florida.

         TIM DIASTI, VICE PRESIDENT OF OPERATIONS. Mr. Diasti is a founder of the Company and has served as Vice President of Operations of the Company since its inception. Mr. Diasti graduated with a Bachelor of Arts from the University of Nebraska's School of Business in 1992. Mr. Diasti is the brother of Dr. Terek Diasti and Dr. Adam Diasti.

         ELIZABETH SZELTNER, CONTROLLER. Ms. Szeltner joined Coast Dental as its Controller in July 1994. She served as a controller for USA Rent a Car from 1992 through 1994, a nationwide rental car company with annual revenue exceeding $52.0 million. From 1990 through 1992, Ms. Szeltner served as Consultant/Controller for El Paso Rehabilitation Center, a health care company. She also was employed as a Senior Accountant at KPMG Peat Marwick LLP from 1987 through 1990. Ms. Szeltner has a Bachelor of Science in Accounting from the University of Texas-El Paso. She earned her CPA certificate in Texas in 1993.

         JOHN H. KANG. Mr. Kang has been a Director of the Company since the Offering. Mr. Kang has been President and a director of Medical Manager Corporation since July 1996. He is the founder of NMS and has served as its President since its inception in 1994. In 1987, Mr. Kang founded J. Holdsworth Capital Ltd., a private investment firm, and is currently its President. He has been a director of Amorphous Technologies International, a company engaged in the research and development and manufacture of metal alloy, since May 1995. Mr. Kang also has been a director of Nutcracker Snacks, Inc., a manufacturer of snack foods, since December 1988. From June 1988 to September 1996, Mr. Kang was the Chairman and a director of Clayton Group, Inc., a distributor of waterworks materials. Mr. Kang received an A.B. in Economics from Harvard College in 1985.

         DONALD R. MILLARD. Mr. Millard has been a Director of the Company since the Offering. Mr. Millard has served as Senior Vice President of Finance and Chief Financial Officer of Matria Healthcare, Inc., a provider of comprehensive obstetrical homecare and maternity management services, since March 1996. Previously, Mr. Millard served as Treasurer from 1990 and Vice President--Finance and Chief Financial Officer from 1987 for Healthdyne, Inc., which merged with Tokos Medical Corporation in March 1996 to form Matria Healthcare, Inc. Prior to joining Healthdyne, Inc., Mr. Millard served as President of Dental One, Inc., a dental healthcare provider, from December 1982 to June 1987. Mr. Millard is a Certified Public Accountant.

         A family relationship exists between Terek Diasti, Adam Diasti and Tim Diasti, who are brothers and executive officers of the Company. Terek Diasti and Adam Diasti are also Directors. Terek Diasti is a nominee listed for re-election as a Director at the Meeting. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director.

         Following the Offering, the Board of Directors established Audit, Compensation and Executive Committees. The Company's two independent Directors, Messrs. John H. Kang and Donald R. Millard were appointed to the Board to begin serving as a Director at the time of the Company's Offering. Messrs. Kang and Millard serve on the Company's Audit and Compensation Committees, and they each have been nominated for re-election to the Board. The Board of Directors does not have a Nominating Committee. The entire Board of Directors functions as a Nominating Committee, and the Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company.

         The Board of Directors held no formal meetings during 1996. All action during such year and prior to the Company's Offering was accomplished through the unanimous written consent without a meeting of the then existing Directors.

         The Audit Committee was formed shortly after the Offering and thus held no meetings in 1996. The Audit Committee consists of Director Smith and
the Company's independent Directors, Kang and Millard.   The Audit Committee
recommends the appointment of the independent public accountants of the Company, discusses and reviews the scope and fees of the prospective annual audit and reviews the results thereof with the independent public accountants, reviews and approves non-audit services of the independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves (with the concurrence of the majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties.

         The Compensation Committee was formed shortly after the Offering and thus held no meetings in 1996. The Compensation Committee consists of Director Terek Diasti and the Company's two independent Directors, Kang and Millard. The Compensation Committee's principal function is to make recommendations to the Board of Directors with respect to the compensation and benefits to be paid to officers, and perform other duties prescribed by the Board with respect to employee stock plans and benefit programs.

         The Executive Committee, consisting of Directors Terek Diasti and Joseph Smith, acted during the year by unanimous written consent without a meeting. The Executive Committee's function is, to the fullest extent allowed by Delaware law, and subject to the powers and authority delegated to the Audit and Compensation Committees, to exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board of Directors.

         In 1996, the incumbent Director, Terek Diasti who is nominated for re-election, participated in all actions taken by the Board.

         See "Certain Transactions" for additional information on certain members of management.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. The Company was not subject to the reporting requirements of Section 16(a) for fiscal year end December 31, 1996 and did not become subject to such requirements until the February 11, 1997 date of the Offering. To the Company's knowledge, based solely upon a review of the forms, reports and certificates furnished the Company by such persons in conjunction with the Offering, all such reports were filed on a timely basis.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table sets forth, as of April 1, 1997, information as to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each person serving the Company as a Director on such date and each nominee for Director, (iii) each person serving the Company as an executive officer on such date who qualifies as a "named executive officer" as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, and (iv) all of the Directors and executive officers of the Company as a group.


-------------------------------------------------------------------------------
                               SECURITY OWNERSHIP
-------------------------------------------------------------------------------

                                                                          Amount and
                                                                       Nature of Shares    Percent
                                                                         Beneficially        of
                                                                            Owned         Class(2)
                      NAME AND ADDRESS OF BENEFICIAL OWNER(1)          ---------------    --------
                      ---------------------------------------
                      Diasti Nevada Family Limited Partnership(3)          2,925,000       51.0  %
                      Terek Diasti(4) . . . . . . . . . . . . . .          2,925,000       51.0
                      Adam Diasti(4)  . . . . . . . . . . . . . .          2,925,000       51.0
                      Tim Diasti(4) . . . . . . . . . . . . . . .          2,925,000       51.0
                      John H. Kang  . . . . . . . . . . . . . . .                 --        --
                      Donald R. Millard . . . . . . . . . . . . .                 --        --
                      Joseph R. Smith . . . . . . . . . . . . . .            105,000        2.0  %
                      All directors and executive
                        officers as a group (6 persons)(4)  . . .           3,030,000      53.0  %

________________________________________________________________
(1) The address of each of the beneficial owners identified is 6200 Courtney Campbell Causeway, Suite 690, Tampa FL. 33607. See "Management--Executive Officers and Directors," "Management--Employment Agreements" and "Certain Transactions" for discussion of any material relationship which certain of the Selling Stockholders have had with the Company within the past three years.
(2) Based on 5,700,000 shares of Common Stock outstanding after the Offering. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3) Shares are owned by the Diasti Nevada Family Limited Partnership in which Dr. Terek Diasti, Dr. Adam Diasti and Tim Diasti exercise equal investment and voting powers as the general partners.
(4) Includes 2,925,500 shares owned by the Diasti Family Partnership, over which Dr. Terek Diasti, Dr. Adam Diasti, and Tim Diasti share voting control.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years for services in all capacities to each of the persons who qualified as a "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934) during fiscal year 1996 ("Named Executive Officers").

-------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------

                                                                                                       Long Term
                                                                                                     Compensation
                                                                   Annual Compensation                   Awards
                                                            --------------------------------          ------------
                                                                                                       Restricted
                                                                                                         Stock
   Name and Principal Position                              Year          Salary         Bonus           Award
   ---------------------------                              ----          ------         -----         -----------
   Terek Diasti, Chief Executive Officer . . . . . . .      1995         $    26,833     --                  --
                                                            1996         $    63,442     --                  --
   Joseph R. Smith, Chief Financial Officer  . . . . .      1996         $   114,423     --             $ 27,674(1)

_________________________

(1) Represents the dollar amount of compensation expense to the Company resulting from the issuance of 105,000 shares of restricted Common Stock granted by the Company to Mr. Smith. Based upon the initial offering price of $8.00 per share, such shares had a total aggregate value of $840,000 at the time of the Offering. A total of 57,500 of these shares automatically vested at the time of completion of the Offering and 28,750 of such shares will vest on February 12, 1998 and on February 12, 1999, subject to Mr. Smith's continued employment on such dates. Dividends will not be paid on shares which are subject to such restrictions.

         The Company anticipates that it will pay compensation in excess of $100,000 to both the Chief Executive Officer and Chief Financial Officer for the year ended December 31, 1997 pursuant to certain employment agreements. See "-- Employment Agreements." The Company made no other awards of any other type of compensation to the Chief Executive Officer or any Named Executive Officer during 1996.

Employment Agreements

         Dr. Terek Diasti and Dr. Adam Diasti have each entered into an Employment Agreement with the Company (the "Employment Agreements"), pursuant to which they have agreed to serve as the Company's Chief Executive Officer and Chief Operating Officer, respectively. The Employment Agreements are for a term of five years ending on September 30, 2001 and are renewable for subsequent one year terms by mutual agreement of the parties. Dr. Terek Diasti and Dr. Adam Diasti will receive annual base salaries of not less than $110,000 and $90,000, respectively, during the first year and not less than $135,000 and $115,000, respectively, for subsequent years, under the Employment Agreements. Dr. Terek Diasti agreed to devote substantially all of his time and attention to the business and affairs of the Company, while Dr. Adam Diasti, because of his obligations to the Coast Florida P.A., has agreed to devote such time and attention as is reasonably necessary to fulfill his obligations to the Company. Dr. Terek Diasti and Dr. Adam Diasti will each be eligible for annual incentive bonuses, up to 100% of their annual base salary, in an amount to be determined by the Compensation Committee of the Board of Directors in accordance with the Company achieving certain performance measures set by the Committee. Each of such Employment Agreements provides that in the event of a termination of employment by the Company other than (i) for cause, (ii) upon death or disability or (iii) upon voluntary termination by employee, such employee shall be entitled to receive from the Company a series of monthly payments equal to one-twelfth of the employee's annual base salary for each month during the remaining term of such Employment Agreement, but not less than twenty-four months, plus a payment for accrued but unpaid wages and expense reimbursements. Such Employment Agreements provide that in the event such employee's employment terminates other than for cause within twelve months following a change in control (as defined in such Employment Agreements) of the Company, the Company shall pay such employee a series of 36 monthly payments of one-twelfth of the sum of such employee's base salary plus his previous years' bonus. Each such Employment Agreement contains a non-competition covenant with the Company for a period of two years following termination of employment.

         The Company and Joseph R. Smith are parties to an Employment Agreement (the "Employment Agreement"), pursuant to which Mr. Smith has agreed to serve as Chief Financial Officer of the Company. The term of the Employment Agreement is for three years ending on February 12, 1999, and is renewable for subsequent one year terms by mutual agreement of the parties. The Employment Agreement also provides that Mr. Smith will be employed for at least two years after any public offering of the Company which occurs during the initial term of the Employment Agreement. In the event Mr. Smith terminates the Employment Agreement without cause during the two year period after any public offering, the Employment Agreement requires Mr. Smith to pay liquidated damages to the Company of $200,000 for each complete year or portion of a year remaining. The Employment Agreement provides that Mr. Smith will devote his full time to the business and affairs of the Company and will receive an annual base salary at a rate equal to $125,000 during the first six months of employment and $150,000 during the second six months, $165,000 in the second year and $180,000 in the third year. The Employment Agreement further provides that upon completion of an initial public offering by the Company, Mr. Smith's compensation will be adjusted to a compensation level which is equivalent to compensation levels of chief financial officers in similarly sized public companies. In addition, Mr. Smith has received under the Employment Agreement 105,000 shares of restricted Company Common Stock of which one-half of the shares will cease to be forfeitable on the initial public offering date and the remaining one-half will cease to be forfeitable after the second and third year of employment. Mr. Smith is also eligible for inclusion, at the Company's expense, in any health, medical, disability, insurance or pension plan made available by the Company to its employees. The Employment Agreement terminates automatically upon death or disability of Mr. Smith and is terminable by the Company "for cause" as defined in the Employment Agreement. The Employment Agreement provides that during the period ending one year after termination, Mr. Smith will not compete with the Company in the dental management business.

Stock Option Grants

         The Company made no individual grants of stock options in fiscal year 1996 to any of its Named Executive Officers and no stock options were exercised by any of the Named Executive Officers during fiscal year 1996. In addition, no grants of stock appreciation rights (SARS) were made by the Company in fiscal year 1996. Accordingly, the following tables have been omitted as inapplicable: Option/SAR Grants in Last Fiscal Year; Aggregated/Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values; Long-Term Incentive Plans - Awards in Last Fiscal Year; Pension Plan, and Ten Year Option/SAR Repricings.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company did not have a Compensation Committee until shortly after the Company's Offering in February 1997. In the past fiscal year ending December 31, 1996, executive compensation was determined by the Company's Chief Executive Officer, Terek Diasti. The current members of the Company's Compensation

Committee are Terek Diasti, John H. Kang and Donald R. Millard. Messrs. Kang and Millard were appointed to the Committee at the time such individuals joined the Board of Directors following the Company's Offering. Neither Mr. Kang nor Mr. Millard has at any time been an officer of the Company.

         The information contained in the following sections entitled "Report of the Compensation Committee" and "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation A under the Securities Act of 1933, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE

         The following report was prepared as of the date of this proxy statement by Directors Terek Diasti, John H. Kang and Donald R. Millard, as the members of the Company's Compensation Committee which was formed after the Company's February 11, 1997 Offering.

                 Annual compensation for all the executive officers of the Company following its initial public offering will be determined by the Compensation Committee of the Company, subject to the terms of any applicable employment agreement negotiated between an officer and the Company. During fiscal year 1996, annual compensation was set by the Board with the understanding that the Company desired to channel its resources to the pursuit of its growth strategy. Accordingly, the compensation of the executive officers of the Company, including the Chief Executive Officer, for fiscal year 1996 were set below industry norms. Over time, the compensation of executive officers of the Company is expected to be increased commensurate with industry norms. Compensation in subsequent years will be based upon the Committee members' subjective evaluation of each officer based upon assigned responsibilities, individual performance, growth of the Company, earnings of the Company and increases in the cost of living. The Committee is not expected to give particular weight to a specific factor or use a formula in determining compensation.

                 During fiscal year 1996, there were no awards of stock options under the Company's Stock Option Plan to any executive officers, including the Chief Executive Officer.

                                        Respectfully submitted,
                                        The Compensation Committee


                                        Terek Diasti
                                        John H. Kang
                                        Donald R. Millard

PERFORMANCE GRAPH

         Rules promulgated by the SEC require that the Company include in this Proxy Statement a line graph which compares the yearly percentage change over the past five years in cumulative total stockholder return on the Common Stock with (i) the performance of a broad equity market index, and (ii) the performance of a published industry index or peer group index. As the Company did not consummate its initial public offering of Common Stock until February 11, 1997, there was no active public market for the Company's Common Stock prior to that time. On February 11, 1997, the opening price per share of the Company's Common Stock was $8.00 and on such date the price closed at $10.50 per share. Accordingly, the following graph compares the percentage change in the return on the Common Stock for the period from February 11, 1997 to March 31, 1997 with the cumulative total return on the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Index for Health Services for the same period. The graph assumes the investment of $100 on February 11, 1997 and the reinvestment of any dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               FOR THE PERIOD FEBRUARY 11, 1997 TO MARCH 31, 1997
         AMONG COAST DENTAL SERVICES, INC., CRSP NASDAQ U.S. INDEX AND
                           CRSP HEALTH SERVICES INDEX

                                    <GRAPH>

                                                        FEBRUARY 11,                    MARCH 31,
                                                            1997                          1997
                                                        ------------                    ---------
               Coast Dental Services, Inc.                   100                          119.0

               CRSP Nasdaq Stock Market (U.S.
               Companies) Index                              100                           91.8

               CRSP Health Services Index                    100                           93.4

Note:    The stock price performance shown on the graph above is not necessarily indicative of future price performance.

                              CERTAIN TRANSACTIONS

         The information set forth herein briefly describes transactions over the past three years between the Company and its directors, officers and 5% stockholders. These transactions have been approved by the Company's Board of Directors. Future transactions after the Offering, if any, with affiliated parties will be approved by a majority of the Company's independent directors of the Audit Committee and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

THE REORGANIZATION

         In March 1996, Coast Dental, Inc. ("CDI"), was merged into the Company for the purpose of reincorporating the Company in the State of Delaware and changing its name. Terek Diasti and Adam Diasti, directors and executive officers of the Company, and Tim Diasti, an executive officer of the Company, collectively owned 100% of the outstanding common stock of CDI and each received 1,120,000 shares or 100% of the then outstanding shares of Common Stock of the Company as a result of the merger.

AGREEMENT WITH THE COAST FLORIDA P.A.

         The Company has an agreement to provide dental management, services and support to the Coast Florida P.A. Dr. Adam Diasti, a director and the President and Chief Operating Officer of the Company, is the sole owner of the Coast Florida P.A. Payments made by the Coast Florida P.A. to the Company for the management services were $7.5 million in 1996. In October 1996, the Company and the Coast Florida P.A. entered into a new services and support agreement pursuant to which the Company will provide dental management services to the Coast Florida P.A. for a management fee equal to 76% of the gross revenue of the Coast Florida P.A.'s Dental Centers. The Coast Florida P.A. hires and supervises all Coast Dentists and hygienists.

AGREEMENT WITH ADAM DIASTI

         The Company has an agreement with Dr. Adam Diasti, pursuant to which Dr. Diasti has agreed to sell all of his shares of Coast Florida P.A. stock to a licensed dentist designated by the Company if certain events occur. Dr. Diasti is a Director and the President and Chief Operating Officer of the Company. The purchase price under the agreement, if the certain event should occur, will be the fair market value of Dr. Diasti's shares of Coast Florida P.A. stock.

LOANS TO THE COAST FLORIDA P.A.

         The Coast Florida P.A. is indebted to the Company in the aggregate amount as of December 31, 1996 of approximately $957,000 which represents service and support fees payable to the Company and a Promissory Note dated December 31, 1996 payable to the Company. The total outstanding balance of such Promissory Note as of December 31, 1996 was $224,000. The Promissory Note bears interest at 8% per annum and is payable in one balloon payment due July 1, 1998. In March 1997, however, the outstanding balance of the Promissory Note was repaid by the Coast Florida P.A. to the Company. The funds were originally loaned in connection with the acquisition by the Coast Florida P.A. of the patient lists, patient records and related assets of certain dental practices located in Volusia, Flagler and Seminole Counties, Florida, in which the Company acquired the permittable business assets. The management fee receivable as of December 31, 1996 of approximately $733,000 relates to amounts due to the Company in accordance with the Services and Support Agreement. The Company may, from time to time, continue to advance funds under services and support agreement for purposes of funding the payment of expenses or for the Coast Florida P.A.'s future acquisitions of existing dental practices.

CANCELLATION OF PERSONAL GUARANTYS

         Terek Diasti and Adam Diasti personally guaranteed certain notes payable by the Company, under which $4.4 million was outstanding as of the time of the Company's Offering. The Company repaid these notes out of the net proceeds of the Offering, whereupon those individuals were released from the respective guarantys related to such debt.


2.  PROPOSAL TO ADOPT AMENDMENT TO STOCK OPTION PLAN

                 The Board of Directors has adopted by unanimous written consent, subject to stockholder approval at the Meeting, an amendment (the "Amendment") to the Coast Dental Services, Inc. Stock Option Plan (the "Plan") which will allow the Company to grant stock options to non-employee directors of the Company. Previously, the Plan permitted the Company to grant stock options only to full-time employees of the Company. The Board of Directors believes that the ability to grant stock options to non-employee directors is important in enabling the Company to attract and retain qualified outside directors and is a desirable and useful means to strengthen the non-employee director's alignment with stockholder interests.
On February 11, 1997, John H. Kang and Donald R. Millard became non-employee directors of the Company and were each granted options to purchase 2,000 shares of Common Stock at the initial public offering price of $8.00 per share.

         The Amendment includes several additional changes to the Plan the Board determined to be advisable after the initial public offering. These changes include requiring awards to the Chief Executive Officer and other named executive officers to be approved by the Compensation Committee of the Board, calling for members of the Compensation Committee to be "non-employee directors" to satisfy SEC Rule 16b-3, authorizing optionees to exercise their options by means of broker-assisted cashless exercises, and permitting limited transfers of options to family members, trusts or family limited partnerships for estate planning purposes.

                 The Board of Directors has unanimously approved the Amendment and recommends that you vote "for" approval of the Amendment. The affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the Meeting will be required to approve the Amendment. Abstentions will be counted towards the number of shares represented at the Meeting. Broker non-votes will be disregarded. If the Amendment is not approved at the Meeting, the original Plan will still continue in full force and effect, and non-employee directors will not be eligible for stock option awards. However, if the Amendment is not approved, the other changes to the Plan (excluding participation of non-employee directors), which are not subject to stockholder approval, would be adopted separately.

                 Complete copies of the Plan and the Amendment will be available for inspection at the Meeting. The following is a summary of the Plan and does not purport to be a complete statement of the Plan. The summary is qualified in its entirety by reference to the Plan which was previously filed on October 7, 1996, as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-13613) and is incorporated herein by this reference.

Summary of the Plan

                 The purpose of the Plan is to provide officers and employees of the Company with additional incentives by increasing their proprietary interest in the Company or tying a portion of their compensation to increases in the price of the Company's Common Stock. The aggregate number of shares of Common Stock subject to the Plan is 450,000 shares.

                 Eligibility. Officers and key employees of the Company, and if the Amendment is approved, members of the Board of Directors not employed by the Company, will be eligible to receive stock options and other awards under the Plan. The Compensation Committee has discretion to select the particular officers and key employees who will receive awards, while the non-employee directors who are to receive awards will be determined by the Board's policy on non- employee director compensation, as amended from time to time. This policy currently provides that each non-employee director will be granted options for 2,000 shares of Common Stock. At April 1, 1997, approximately five officers and key employees of the Company and two non-employee directors of the Company were eligible to participate. Future awards to officers and key employees will be based on the Compensation Committee's evaluation of each employee's future performance and contributions to the Company's success. It is therefore not possible to determine in advance which officers and key employees will be granted options or the value of the awards which will be made.

                 The Plan permits the Company to grant incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("Non-Qualified Options"), stock appreciation rights ("SARs") and restricted shares of Common Stock ("Restricted Shares") to officers and employees of the Company (individually, an "Award" and collectively, "Awards"). The proposed Amendment to the Plan will allow non-employee directors to be eligible to be awarded Non-Qualified Options, SARs and Restricted Shares, but not ISOs. Only employees of the Company are eligible to be awarded ISOs.

                 The Plan is administered by the Compensation Committee of the Board, which is comprised of two or more disinterested directors (the "Committee"). The current members of the Committee are John H. Kang, Donald R. Millard and Terek Diasti. The Committee has, subject to the terms of the Plan, the sole authority to grant Awards under the Plan, to construe and interpret the Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the Plan. The term of the ISOs, Non-Qualified Options and other awards granted to eligible employees and directors will be established by the Committee, within the limitations set forth in the terms of the Plan.

                 Eligible employees and directors awarded options generally are not required to provide the Company with any consideration for their awards (other than their continued services for the Company), but employees and directors exercising options will be required to pay to the Company an exercise price based on the fair market value of the Common Stock at the time the options were granted. Employees or directors granted Restricted Shares may be required to pay the amount determined by the Committee for their Restricted Shares.

                 Options for the purchase of shares of the Common Stock may be granted under the Plan. The exercise price for the ISOs granted under the Plan may be no less than the fair market value of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the Common Stock). Only employees of the Company are eligible to receive ISOs. The exercise price for Non-Qualified Options granted under the Plan will generally be the fair market value of the Common Stock on the date of grant; however, the Committee will set an exercise price at less than fair market value if it determines that special circumstances warrant a lower price. On April 25, the market value of a share of Common Stock was $14 1/8 per share. Options will be exercisable during the period specified in each option agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Committee. No Option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to holders of more than 10% of the Common Stock).

                 SARs may be granted under the Plan in tandem with Options. An SAR represents the right to receive from the Company the difference (the "Spread"), or a percentage thereof not in excess of 100 percent, between the exercise price of the related Option and the market value of the Common Stock on the date of exercise of the SAR. SARs may only be exercised at a time when the related Option is exercisable and the Spread is positive, and the exercise requires the surrender of the related Option for cancellation. The amount payable by the Company upon exercise may be paid in cash, Common Stock or a combination thereof, as determined by the Committee.

                 Restricted Shares of Common Stock may be granted under the Plan. An award of Restricted Shares involves the immediate transfer by the Company to the ownership of a specific number of shares of Common Stock in consideration of the performance of services. The recipient is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration, or for payment of an amount that is less than the market value of the shares on the date of grant, as the Committee may determine. Restricted Shares must be subject to a "substantial risk of forfeiture" for a period to be determined by the Committee. An example would be a provision that the recipient's Restricted Shares would be forfeited if he or she ceased to provide services to the Company at any time before the end of a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee for the period during which the forfeiture provisions are to continue. The Committee may also condition the vesting of the Restricted Shares on the achievement of specified performance objectives.

                 Amendment of Plan. Under the terms of the Plan, the Board of Directors may terminate the Plan at any time, and may amend the Plan as it deems advisable. Stockholder approval is generally not required to terminate or amend the Plan. However, stockholder approval would be required for any amendment to the Plan that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than increases permitted under the Plan in the event of a stock dividend, stock split, merger or similar event, (ii) materially modify the requirements as to eligibility to participate, or (iii) materially increase the benefits accruing to participants in the Plan. The termination or amendment of the Plan will not adversely affect any rights under any options, SARs or Restricted Shares awards previously granted unless the affected person consents to such termination or amendment.

                 Tax Consequences. The tax consequences of ISOs, Non-Qualified Options, SARs and Restricted Shares awards are quite complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

                 ISOs granted pursuant to the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. If an optionee does not dispose of the shares acquired pursuant to exercise of an ISO within one year after the transfer of shares to such optionee and within two years from grant of the option, such optionee will realize no taxable income as a result of the grant or exercise of such option; any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. (However, the optionee will recognize an item of tax preference in the amount of the difference between the fair market value of the shares received upon exercise and the exercise price for alternative minimum tax purposes.) Under these circumstances, the Company will be entitled to a deduction for federal income tax purposes with respect to the issuance of such ISOs, the transfer of shares upon their exercise or the ultimate disposition of such shares.

                 If shares subject to ISOs are disposed of prior to the expiration of the above time periods, the optionee will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, and (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax information reporting requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

                 Non-Qualified Options may be granted under the Plan. An optionee who exercises a Non-Qualified Option will recognize as taxable ordinary income, at the time of exercise, an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Such amount will ordinarily be deductible by the Company in the same year, provided that the Company satisfies certain federal income tax information reporting requirements.

                 SARs may be granted under the Plan. No income will be recognized by a recipient in connection with the grant of an SAR. When the SARs are exercised, the employee normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the cash and the fair market value of any nonrestricted shares of Common Stock received pursuant to the exercise.

                 Restricted Shares awards may also be granted pursuant to the Plan. A recipient of Restricted Shares generally will not recognize taxable income upon purchase or receipt of the Restricted Shares, unless he or she makes a timely election under Section 83(b) of the Code. Such a recipient, however, would recognize ordinary income at the time that such shares become vested in an amount equal to the excess of the fair market value of the shares at that time over the purchase price paid for such shares. If, on the other hand, the recipient makes a timely election under Section 83(b), he or she would recognize ordinary income equal to the excess of the fair market value of the shares at the time of purchase (determined without regard to any transfer restrictions imposed on the shares, the vesting provisions or any restrictions imposed by the securities laws) over the purchase price paid for such shares. In either case, the Company should be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the recipient in the same year that the recipient recognized such ordinary income, provided that the Company satisfies certain federal income tax information reporting requirements.

3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company has engaged the firm of Deloitte & Touche LLP, independent certified public accountants, to report upon the financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has appointed Deloitte & Touche LLP to report upon its 1997 financial statements, subject to ratification of such appointment by the Stockholders at the Meeting. Stockholder ratification of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote "FOR" such ratification. If the Stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

         During May 1996 the Company's Board of Directors approved of a change in accountants and the Company's former accountants were dismissed. The independent accounting firm of Deloitte & Touche LLP was engaged by the Company on June 18, 1996. The former accountant's report on the financial statements for the years ended December 31, 1995 and 1994 did not contain an adverse opinion, disclaimer opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, there were no disagreements between the Company and its former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years ended December 31, 1995 and 1994 and any subsequent interim period preceding such dismissal. The Company's financial statements as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, included herein have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in the Company's Form 10-K.

         The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Meeting will be required to ratify the appointment of Deloitte & Touche LLP. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded.

                                 OTHER BUSINESS

         Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for Stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                           STOCKHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 1998 ANNUAL MEETING

         The Board of Directors requests that any stockholder proposals intended for presentation at the 1998 Annual Meeting be submitted to Joseph R. Smith, Secretary, in writing no later than January 31, 1998, for consideration for inclusion in the Company's proxy materials for such meeting.

         The Company's By-Laws require certain advance notice to the Company of any nominations by stockholders of persons to stand for election as directors at stockholders' meetings. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

         A stockholder's notice with respect to a director nomination must set forth (i) certain information about the nominee, (ii) the consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating stockholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made, (vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named, and (vii) certain other information.

         The complete By-Law provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.
                                        By Order of the Board of Directors

                                        /S/ Joseph R. Smith
                                        -------------------------------------
                                        JOSEPH R. SMITH
                                        Secretary
Dated:   May 30, 1997

                                                                       APPENDIX

                          COAST DENTAL SERVICES, INC.
                        6200 COURTNEY CAMPBELL CAUSEWAY
                                   SUITE 690
                              TAMPA, FLORIDA 33607
               PROXY FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 1997

The undersigned, having received notice of the Annual Meeting of Coast Dental Services, Inc. (the "Company") to be held at 9:30 a.m. (Eastern Time), on Friday, June 20, 1997 (the "Meeting"), hereby designates and appoints Terek Diasti, DVM and Joseph R. Smith, and either of them with authority to act without the other, or _____________________________________, as proxies for the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Meeting and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, PROVIDED THAT THIS PROXY WILL NOT BE VOTED TO ELECT MORE THAN THREE DIRECTORS.



                        (Continued on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING MATTERS. PLEASE MAKE AN "X" IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY'S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

 1.  Proposal to  elect the following three (3) nominees as Directors:
     Terek Diasti, John H. Kang and Donald R. Millard.

    FOR                                          WITHHELD
    [ ]                                             [ ]

     FOR, EXCEPT VOTE WITHHELD
     FROM THE FOLLOWING NOMINEE(S):

     ____________________________________

 2. Proposal to approve an amendment to Coast Dental Services, Inc.'s Stock Option Plan

    FOR        AGAINST          ABSTAIN
    [ ]          [ ]              [ ]

 3. Proposal to ratify Deloitte & Touche as the Company's independent auditors until the conclusion of the 1998 Annual Meeting

    FOR        AGAINST          ABSTAIN
    [ ]          [ ]              [ ]

 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


                          Dated:_______________________________________________

                          Signature____________________________________________

                          Signature if held jointly____________________________


                           IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.